Exhibit (d)(96)

OPERATING EXPENSE REIMBURSEMENT AGREEMENT
FOR CERTAIN SERIES OF

THE TIAA-CREF FUNDS

This Agreement is entered into effective as of October 1, 2018, by and between TIAA-CREF Funds, a Delaware statutory trust (the “Trust”), on behalf of each of the series of the Trust listed in Exhibit A (as it may be amended from time to time) to this Agreement (each an “Underlying Fund” and collectively, the “Underlying Funds”), the Trust, on behalf of each of the series of the Trust listed in Exhibit B (as it may be amended from time to time) to this Agreement (each an “Investing Fund” and collectively, the “Investing Funds”), and Teachers Advisors, LLC (“Advisors”), a Delaware limited liability company, in its capacity as administrator to the Underlying Funds and Investing Funds (collectively, the “Funds”).

WHEREAS, the Trust is an open-end management investment company currently consisting of various investment portfolios, including the Funds, each with up to six classes;

WHEREAS, Advisors and the Trust have entered into an Administrative Services Agreement, as amended (the “Administrative Services Agreement”), providing for administrative, compliance, and other services to be provided by Advisors to the Funds for which the Funds pay to Advisors at the end of each calendar month the allocated costs of such services;

WHEREAS, pursuant to the Administrative Services Agreement, Advisors is responsible for administering, managing and supervising all aspects of the Funds’ operations including, among other responsibilities, supervising or providing any services necessary for the ordinary operation of the Trust and the Funds;

WHEREAS, each Investing Fund currently invests in Class W shares of one or more Underlying Funds;

WHEREAS, with respect to the Underlying Funds, the parties hereto wish to lessen the impact of the Ordinary Operating Expenses (as defined below) of Class W shares of each Underlying Fund; and

WHEREAS, with respect to the Investing Funds, the parties hereto wish to cause each Investing Fund to bear its pro rata share of the Ordinary Operating Expenses accrued by Class W shares of each Underlying Fund in which such Investing Fund invests.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.	Term of Agreement. This Agreement shall commence as of the date this Agreement is entered into, as set forth above. Additional Funds (whether currently in existence or subsequently created) may be added to Exhibits A or B, as applicable, upon approval of the Board. This Agreement shall continue in force unless terminated by written agreement of the parties hereto with the approval of the Board of Trustees of the Trust. In addition, this Agreement shall terminate upon termination of the Class W Management Fee Waiver/Reimbursement Agreement for Certain TIAA-CREF Funds between Advisors and the Trust. This Agreement may also be terminated by the Trust, without payment of penalty, upon 90 days’ written notice to Advisors at its principal place of business.

2.	Advisors Reimbursement of Expenses of the Underlying Funds. Advisors hereby agrees to reimburse each Underlying Fund for the portion of such Fund’s Ordinary Operating Expenses allocable to Class W shares of the Underlying Fund (the “Class W Reimbursement Amount”); provided, however, that any Class W Reimbursement Amount payable by Advisors to an Underlying Fund shall be net of any amounts waived or reimbursed by Advisors with respect to the Underlying Fund pursuant to other arrangements. For purposes of this Agreement, Ordinary Operating Expenses are defined to include all expenses of Class W shares of an Underlying Fund that are deducted from an Underlying Fund’s assets or charged to all shareholder accounts with respect to Class W shares including, but not limited to, administrative service fees, registration fees, professional fees, transfer agency fees, and custody and accounting fees; provided, however, that Ordinary Operating Expenses under this Agreement shall not be construed to include investment advisory fees, interest, taxes, brokerage commissions or other transactional expenses, Acquired Fund Fees and Expenses (as defined in Form N-1A), Trustee expenses and extraordinary expenses incurred by Class W shares of an Underlying Fund.

3.	Investing Fund Reimbursement of Expenses Borne By Advisors. With respect to each Underlying Fund in which an Investing Fund invests, each Investing Fund hereby agrees to reimburse Advisors for the Investing Fund’s pro rata share of the Class W Reimbursement Amount (as set forth in Section 2, above) borne by Advisors (with respect to each Underlying Fund, an “Advisors Reimbursement Amount” and collectively with respect to all Underlying Funds in which an Investing Fund invests, the

“Aggregate Advisors Reimbursement Amount”); provided, however, that any Advisors Reimbursement Amount and the Aggregate Advisors Reimbursement Amount payable by an Investing Fund to Advisors shall be net of any amounts waived or reimbursed by Advisors with respect to the Investing Fund pursuant to other arrangements.

4.	Amount and Frequency of Advisors Reimbursements of Underlying Funds. The amount of reimbursement, if any, for each Underlying Fund pursuant to Section 2 of this Agreement and the frequency of such reimbursement shall be determined by Advisors consistent with sound accounting practices.

5.	Amount and Frequency of Investing Fund Reimbursements of Advisors. The amount of reimbursement, if any, for Advisors and the frequency of such reimbursement pursuant to Section 3 of this Agreement shall be determined by Advisors consistent with sound accounting practices.

6.	Other Agreements. Nothing in this Agreement shall affect any expense reimbursement arrangement or contractual agreement as may be in effect from time to time for Advisors to waive and/or reimburse any Fund’s (or any class thereof) Total Annual Fund Operating Expenses, Management fees, and Other expenses (as those terms are defined for purposes of the Funds’ registration statement(s)).

7.	Assignment and Modification. This Agreement may be modified or assigned only by a writing signed by all of the parties.

8.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and in a fashion consistent with the Investment Company Act of 1940, as amended.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

TIAA-CREF FUNDS, on behalf of each of the Underlying Funds

By:

Title:

TIAA-CREF FUNDS, on behalf of each of the Investing Funds

By:

Title:

TEACHERS ADVISORS, LLC

By:

Title:

EXHIBIT A: Underlying Funds

TIAA-CREF Bond Fund

TIAA-CREF Bond Index Fund

TIAA-CREF Bond Plus Fund

TIAA-CREF Emerging Markets Debt Fund

TIAA-CREF Emerging Markets Equity Fund

TIAA-CREF Emerging Markets Equity Index Fund

TIAA-CREF Equity Index Fund

TIAA-CREF Growth & Income Fund

TIAA-CREF High-Yield Fund

TIAA-CREF Inflation-Linked Bond Fund

TIAA-CREF International Bond Fund

TIAA-CREF International Equity Fund

TIAA-CREF International Equity Index Fund

TIAA-CREF International Opportunities Fund

TIAA-CREF Large-Cap Growth Fund

TIAA-CREF Large-Cap Growth Index Fund

TIAA-CREF Large-Cap Value Fund

TIAA-CREF Large-Cap Value Index Fund

TIAA-CREF Money Market Fund

TIAA-CREF S&P 500 Index Fund

TIAA-CREF Short-Term Bond Fund

TIAA-CREF Short-Term Bond Index Fund

TIAA-CREF Small-Cap Blend Index Fund

TIAA-CREF Quant International Equity Fund

TIAA-CREF Quant International Small-Cap Equity Fund

TIAA-CREF Quant Large-Cap Growth Fund

TIAA-CREF Quant Large-Cap Value Fund

TIAA-CREF Quant Small-Cap Equity Fund

TIAA-CREF Quant Small/Mid-Cap Equity Fund

EXHIBIT B: Investing Funds

Lifecycle Retirement Income Fund

Lifecycle 2010 Fund

Lifecycle 2015 Fund

Lifecycle 2020 Fund

Lifecycle 2025 Fund

Lifecycle 2030 Fund

Lifecycle 2035 Fund

Lifecycle 2040 Fund

Lifecycle 2045 Fund

Lifecycle 2050 Fund

Lifecycle 2055 Fund

Lifecycle 2060 Fund

Lifecycle Index Retirement Income Fund

Lifecycle Index 2010 Fund

Lifecycle Index 2015 Fund

Lifecycle Index 2020 Fund

Lifecycle Index 2025 Fund

Lifecycle Index 2030 Fund

Lifecycle Index 2035 Fund

Lifecycle Index 2040 Fund

Lifecycle Index 2045 Fund

Lifecycle Index 2050 Fund

Lifecycle Index 2055 Fund

Lifecycle Index 2060 Fund